Exhibit 99.2

RISK FACTORS

Our business faces significant risks and uncertainties. Certain important factors may have a material adverse effect on our business prospects, financial condition and results of operations, and you should carefully consider them. Accordingly, in evaluating our business, we encourage you to consider the following discussion of risk factors, in its entirety, in addition to other information contained our other public filings with the SEC. In the following discussion of risk factors, references to “Zalicus” refer to the business of Zalicus Inc. as it existed prior to the merger on July 15, 2014, and references to “Private Epirus” refer to the business of EPIRUS Biopharmaceuticals, Inc. prior to the merger on July 15, 2014. References to “we,” “us,” “our,” and similar terms refer to the combined business of EPIRUS Biopharmaceuticals, Inc. after the merger on July 15, 2014.

Risks Related to Financial Results, Need for Additional Financing and Debt Arrangements

We have a history of operating losses. We expect to incur significant operating losses and may never be profitable. Our common stock is a highly speculative investment.

Private Epirus incurred operating losses since its inception, and was never cash-positive. As of September 30, 2014, Epirus had an accumulated deficit of $76.2 million. We have spent, and expect to continue to spend, significant resources to fund research and development of our product candidates and to enhance our drug development technologies. We expect to incur substantial operating losses over the next several years due to our ongoing research, development, pre-clinical testing, and clinical trial activities. As a result, our accumulated deficit will continue to increase.

Except for BOW015, our product candidates are in the early stages of development and may never result in any revenue. We will not be able to generate product revenue unless we or our partners successfully commercialize BOW015 or our early stage product candidates. We may seek to obtain revenue from collaboration or licensing agreements with third parties. Our current collaboration and license agreements may not provide us with material, sustainable ongoing future revenue, and we may not be able to enter into additional collaboration agreements. Even if we eventually generate product revenues, we may never be profitable, and if we ever achieve profitability, we may not be able to sustain it.

We will require substantial additional funds to obtain regulatory approval for and commercialize our biosimilar product candidates and any future pipeline product candidates and, if additional capital is not available, we may need to limit, scale back or cease our operations.

Since our inception, we have devoted substantial resources to the nonclinical and clinical development of our most advanced biosimilar product candidate, BOW015, a proposed biosimilar of Remicade (infliximab). We will incur substantial costs for our global clinical program for BOW015 in North America and Europe, which is expected to commence in late 2015 or early 2016. We believe that we will continue to expend substantial resources for the foreseeable future for the clinical development of our current pipeline of biosimilar product candidates, including for development of any other indications and product candidates we may choose to pursue. These expenditures will include costs associated with research and development, conducting nonclinical studies and clinical trials, and manufacturing and supply as well as marketing and selling any products approved for sale. In addition, other unanticipated costs may arise. Because the outcome of any clinical trial is highly uncertain, we cannot reasonably estimate the actual amounts necessary to successfully complete the development and commercialization of BOW015 in all of the markets in which we plan to commercialize the product and our pipeline of other product candidates.

We believe that our existing cash and cash equivalents will be sufficient to fund our operations into the third quarter of 2015. We may seek additional capital due to favorable market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. We may also seek to raise additional funds before that time if our research and development expenses exceed current expectations, our collaboration funding is less than current assumptions or expectations, or we encounter obstacles to our development and commercialization of our product candidates that were not anticipated. This could occur for many reasons, including:

•                  our product candidates require more extensive clinical or pre- clinical testing, our research and development programs for our product candidates do not proceed as expected, our clinical trials take longer to complete than we currently expect or our clinical trials are not successful;

•                  we advance more of our product candidates than expected into costly later stage clinical trials;

•                  we advance more of our pre-clinical product candidates than expected into early stage clinical trials;

•                  our revenue generating collaboration agreements are terminated;

•                  the time and costs involved in obtaining regulatory approvals are higher than anticipated in one or more jurisdictions where we are seeking to manufacture and/or market our products;

•                  some or all of our product candidates fail in clinical or pre- clinical studies or prove to be less commercially promising than we expect or we are forced to seek additional product candidates;

•                  we are required, or consider it advisable, to acquire or license rights from one or more third parties;

•                  we determine to enter into a business combination or acquire or license rights to additional product candidates or new technologies;

•                  the cost of regulatory, manufacturing and commercialization activities, if any, relating to our product candidates, are higher, or take longer to establish than anticipated; and

•                  we are subject to litigation in relation to our activities with respect to our product candidates, including potential patent litigation with innovator companies or others who may hold patents.

While we expect to seek additional funding through public or private financings, we may not be able to obtain financing on acceptable terms, or at all. In addition, the terms of any financings may be dilutive to, or otherwise adversely affect, holders of our common stock. We may also seek additional funds through arrangements with collaborators or others. These arrangements would generally require us to relinquish rights to some of our technologies, product candidates or products, and we may not be able to enter into such agreements on acceptable terms, if at all. The arrangements also may include issuances of equity, which may also be dilutive to, or otherwise adversely affect, holders of our common stock. There can be no assurance that we will be able to access equity or credit markets in order to finance our operations or expand development programs for any of our product candidates, or that there will not be a deterioration in financial markets and confidence in economies. We may also have to scale back or further restructure our operations. If we are unable to obtain additional funding on a timely basis, we may be required to curtail or terminate some or all of our research or development programs.

Our term loans include certain covenants and other events of default. Should we not comply with these covenants or incur an event of default, we may be required to repay our obligation in cash, which could have an adverse effect on our liquidity.

Our term loans from Hercules Technology Growth Capital include certain customary covenants, including limitations on other indebtedness, liens, acquisitions, investments and dividends.

If we fail to stay in compliance with our covenants or suffer some other event of default under the term loans, we may be required to repay the outstanding principal. Should this occur, our liquidity would be adversely impacted.

The requirements of being a public company have required and will continue to require significant resources, increase our costs and occupy our management, and we may be unable to comply with these requirements in a timely or cost- effective manner.

Our merger with Zalicus was determined to constitute a reverse acquisition and Private Epirus, a privately held company, was determined to be the acquirer for accounting purposes. Although Zalicus was an operating company, its operations were deemphasized following the consummation of the merger with the post- merger entity, which focuses on Private Epirus’ biosimilar business. Because the financial statements and information relating to Private Epirus now constitute our financial statements and information, we are in a position similar to a newly public company.

As a company with public reporting responsibilities, we have incurred and will continue to incur significant legal, accounting, and other expenses that Private Epirus did not incur as a private company. Complying with rules, regulations and requirements applicable to public companies has required substantial effort and has increased and may continue to increase our costs and expenses. We have been required to:

•                  institute a more formalized function of internal control over financial reporting;

•                  prepare, file and distribute periodic and current reports under the Exchange Act and comply with other Exchange Act requirements applicable to public companies;

•                  formalize old and establish new internal policies, such as those relating to insider trading and disclosure controls and procedures;

•                  involve and retain to a greater degree outside counsel and accountants in the above activities; and

•                  establish and maintain an investor relations function, including the provision of certain information on our website.

Compliance with these rules and regulations has increased, and will continue to increase, our legal and financial compliance costs and will make some activities more time-consuming and costly. For example, these new rules and regulations have made it more expensive for us to obtain director and officer liability insurance and we have been required to incur substantial costs to maintain the same or similar coverage.

In connection with our merger, the SEC granted us a waiver of the requirements of Section 404 of the Sarbanes-Oxley Act for a period of one year, and therefore we are not required to make a formal assessment of the effectiveness of our internal controls over financial reporting for that purpose until the filing of our Annual Report on Form 10-K for the fiscal year ended December 31, 2015. In anticipation of this formal assessment, we are required to comply with Section 404 commencing as of January 1, 2015. We may subsequently identify deficiencies in our internal control over financial reporting that are deemed to be material weaknesses, such as the material weakness discussed in the risk factor, “—Risks Related to an Investment in Our Common Stock—Our management and independent auditors have identified material weaknesses in our internal controls, and we may be unable to develop, implement and maintain appropriate controls in future periods, which may lead to errors or omissions in our financial statements.” below. Additionally, as we prepare to comply with Section 404, we expect to incur significant expense and devote substantial management effort toward ensuring compliance with these requirements. If we are not able to comply with these requirements in a timely manner, or if we identify deficiencies in our internal control over financial reporting that are deemed to be material weaknesses, the market price of our common stock could decline and we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would entail expenditure of additional financial and management resources.

Our international operations subject us to potentially adverse tax consequences.

We generally conduct our international operations through wholly-owned subsidiaries and report our taxable income in various jurisdictions worldwide based upon our business operations in those jurisdictions. Our intercompany relationships are subject to complex transfer pricing regulations administered by taxing authorities in various jurisdictions. The relevant taxing authorities may disagree with our determinations as to the income and expenses attributable to specific jurisdictions. If such a disagreement were to occur, and our position were not sustained, we could be required to pay additional taxes, interest and penalties, which could result in one-time tax charges, higher effective tax rates, reduced cash flows and lower overall profitability of our operations.

Our ability to use net operating loss and tax credit carryforwards and certain built-in losses to reduce future tax payments is limited by provisions of the Internal Revenue Code, and it is possible that certain transactions or a combination of certain transactions may result in material additional limitations on our ability to use our net operating loss and tax credit carryforwards.

As of December 31, 2013, the Private Epirus had combined U.S. federal and state net operating loss carryforwards of approximately $20.2 million, and Zalicus had U.S. federal and state net operating loss carryforwards of approximately $91.5 million and $63.6 million, respectively, available to reduce future taxable income, which expire 2014 through 2033. These net operating losses have been fully offset by a valuation allowance due to uncertainties surrounding our ability to realize these tax benefits. In general, if we experience a greater than 50 percent aggregate change in ownership of certain significant stockholders over a three-year period, or a Section 382 ownership change, utilization of our pre-change NOL carryforwards will be subject to an annual limitation under Section 382 of the Internal Revenue Code of 1986, as amended, and similar state laws. Such limitations may result in expiration of a portion of the NOL carryforwards before utilization and may be substantial. If we experience a Section 382 ownership change in connection with this offering or as a result of future changes in our stock ownership, some of which changes are outside our control, the tax benefits related to the NOL carryforwards may be limited or lost.

Risks Relating to the Development, Manufacturing and Commercialization of Our Products

We are largely dependent on the success of BOW015. All of our other product candidates are still in preclinical development. If we are unable to obtain regulatory approval in additional jurisdictions for, or successfully commercialize, BOW015, our business will be materially harmed.

Our business prospects and potential product revenues are largely dependent upon our ability to obtain regulatory approval of, and successfully commercialize, BOW015. We have reported positive bioequivalence and efficacy data in the clinical development program for BOW015, including a Phase 1 clinical trial in the United Kingdom and a Phase 3 clinical trial in India in each case showing equivalence with Remicade as the reference product. In March 2014, our manufacturing partner, Reliance Life Sciences Pvt Ltd, or RLS, obtained marketing approval on our behalf in India for BOW015 for rheumatoid arthritis on the basis of our Phase 3 trial, and in September 2014, RLS received final manufacturing and market approval on our behalf from the Drug Controller General of India. We currently have an agreement to commercialize BOW015 in India with our partner Ranbaxy Laboratories, or Ranbaxy, and in November 2014, Ranbaxy launched BOW015 in India. As discussed in the risk factor, “—Risks Relating to Our Reliance on Third Parties—Disputes under key agreements with third parties, including our current dispute with RLS relating to our manufacturing and supply agreement, could adversely affect, delay or prevent development or commercialization of our product candidates.” below, we are currently involved in a dispute with RLS that may adversely affect our ability to rely on the approvals that have been obtained by RLS for our benefit and that we currently rely upon for selling BOW015 in India. In the event that we are required to obtain a new manufacturing partner and as a result of this it becomes necessary to obtain new manufacturing and marketing approvals from the DCGI, no assurance can be given as to whether we or our partners will be able to obtain the required approvals or that any such approvals will be obtained in a timely manner. Additionally, in conjunction with other potential partners with whom we may form alliances, we intend to file for regulatory approval in additional markets where our current data are expected to be sufficient for approval. We expect to commence a global clinical program for BOW015 in North America and Europe in late 2015 or early 2016, after which we intend to pursue regulatory approval for BOW015. As discussed in the risk factor, “—Risks Related to Regulatory Approvals—The regulatory approval process is costly and lengthy and, for biosimilar products, still evolving. We may not be able to successfully obtain all required regulatory approvals.” below, obtaining regulatory approval is costly and uncertain. Even if we obtain regulatory approval for BOW015 in a jurisdiction, we may not be successful in commercializing it in the jurisdiction. If Ranbaxy encounters delays or difficulties in commercializing BOW015 pursuant to our agreement, it may adversely affect our ability to successfully commercialize BOW015 in India. If we fail to successfully commercialize BOW015, or encounter significant delays in doing so, we may be required to curtail or terminate some or all of our research or development programs and our business prospects, financial condition and results of operations would be materially harmed. To date, we have not yet commercialized BOW015 in any of our target markets other than India.

Our other product candidates, BOW050 and BOW070, are both in preclinical development. Before we can commercialize these product candidates we need to:

•                  conduct substantial research and development;

•                  undertake nonclinical and clinical testing, for the purpose of demonstrating bioequivalence with the applicable reference products, and engage in sampling activity and other costly and time consuming measures;

•                  scale-up manufacturing processes; and

•                  pursue and obtain marketing and manufacturing approvals and, in some jurisdictions, pricing and reimbursement approvals.

This process involves a high degree of risk and takes many years, and success is never guaranteed. Our product development efforts with respect to these product candidates may fail for many reasons, including:

•                  failure of the product candidate in nonclinical studies, including those required to demonstrate bioequivalence with the reference product;

•                  inability to obtain on a timely basis supplies of the applicable reference products to which our product candidates must be compared;

•                  delays or difficulty enrolling patients in clinical trials, particularly for disease indications with small patient populations;

•                  patients exhibiting adverse reactions to the product candidate or indications of other safety concerns;

•                  insufficient clinical trial data to support the bioequivalence of one or more of our product candidates with the applicable reference product;

•                  inability to manufacture sufficient quantities of the product candidate for development or commercialization activities in a timely and cost- efficient manner, if at all;

•                  potential patent litigation with innovator companies or others who may hold patents;

•                  failure to obtain, or delays in obtaining, the required regulatory approvals for the product candidate, the facilities or the processes used to manufacture the product candidate; or

•                  changes in the regulatory environment, including pricing and reimbursement that make development of our biosimilar product candidates or development of such product candidates for a new indication no longer desirable.

If our product development efforts fail for any of these or other reasons, or we decide to abandon development of a product candidate at any time, we would never realize revenue from those programs and our business could be materially harmed.

If an improved version of a reference product, such as Remicade, is developed, or if the market for a reference product significantly declines, sales or potential sales of our biosimilar product candidates may suffer.

We are developing and commercializing follow-on versions of approved, reference biological products. Such follow-on products are known as biosimilars. Innovator companies may develop improved versions of a reference product as part of a life cycle extension strategy, and may obtain regulatory approval of the improved version under a new or supplemental application filed with the applicable regulatory authority. Should the innovator company succeed in obtaining an approval of an improved biologic product, it may capture a significant share of the collective reference product market in the applicable jurisdiction and significantly reduce the market for the reference product and thereby the potential size of the market for our product candidates. In addition, the improved product may be protected by additional patent rights and thereby subject our follow-on biosimilar to claims of infringement.

Additionally, competition in the biotechnology industry is intense. Reference biologic products face competition on numerous fronts as technological advances are made that may offer patients a more convenient form of administration or increased efficacy, or as new products are introduced. As new products are approved that compete with the reference products to our biosimilar product candidates, such as Remicade, or our pipeline products, such as Humira and others, sales of the reference biologic products may be significantly and adversely impacted and may render the reference products obsolete. If the market for the reference product is impacted, we in turn may lose significant market share or market potential for our biosimilar products and product candidates, and the value for our product pipeline could be negatively impacted. As a result of the above factors, our business, prospects and financial condition could suffer.

Our biosimilar product candidates, if approved, will face significant competition from the reference products and from other biosimilars approved for the same indication as the reference biologic products. Our failure to effectively compete may prevent us from achieving significant market penetration and expansion.

Our business involves highly competitive pharmaceutical and biotechnology markets. Successful competitors in the pharmaceutical market have the ability to effectively discover, obtain patents, develop, test and obtain regulatory approvals for products, as well as the ability to effectively commercialize, market and promote approved products, including communicating the effectiveness, safety and value of products to actual and prospective customers and medical staff. Numerous companies, universities, and other research institutions are engaged in developing, patenting, manufacturing and marketing of products competitive with those that we are developing. Many of these potential competitors, such as Celltrion and Hospira, Inc., are large, experienced companies that enjoy significant competitive advantages, such as substantially greater financial, research and development, manufacturing, personnel and marketing resources, greater brand recognition and more experience and expertise in undertaking nonclinical testing and clinical trials of product candidates, and obtaining regulatory approvals of products. If we do not effectively compete with these potential competitors, the value of our product pipeline could be negatively impacted and our business, prospects and financial condition could suffer.

Use of our product candidates could be associated with side effects or adverse events.

As with most pharmaceutical and biological drug products, use of our product candidates could be associated with side effects or adverse events, which can vary in severity (from minor reactions to death) and frequency (infrequent or prevalent). Side effects or adverse events associated with the use of our product candidates or those of our collaborators may be observed at any time, including in clinical trials or when a product is commercialized, and any such side effects or adverse events may negatively affect our ability to obtain regulatory approval or market our product candidates. Side effects such as toxicity or other safety issues associated with the use of our product candidates could require us or our collaborators to perform additional studies or halt development or sale of these product candidates or expose us to product liability lawsuits that would harm our business. We may be required by regulatory agencies to conduct additional animal or human studies regarding the safety and efficacy of our pharmaceutical product candidates that we have not planned or anticipated. There can be no assurance that we will resolve any issues related to any product related adverse events to the satisfaction of any regulatory agency in a jurisdiction where we are seeking to commercialize our products in a timely manner or ever, which could harm our business, prospects and financial condition.

In addition, if we are successful in commercializing the most advanced biosimilar in our pipeline, BOW015, or any other of our pipeline product candidates, then laws and regulations may require that we report certain information about adverse medical events according to timelines that may vary from jurisdiction to jurisdiction. The timing of our obligation to report may be triggered by the date we become aware of the adverse event as well as the nature of the event. We may fail to report adverse events we become aware of within the prescribed timeframe. We may also fail to appreciate that we have become aware of a reportable adverse event, especially if it is not reported to us as an adverse event or if it is an adverse event that is unexpected or removed in time from the use of our products. If we fail to comply with our reporting obligations, regulatory agencies could take action including, without limitation, criminal prosecution, the imposition of civil monetary penalties, seizure of our products, or delay in approval of future products. Any of the foregoing scenarios could materially harm the commercial prospects for our product candidates.

If we fail to attract and keep senior management and key scientific personnel, we may be unable to successfully develop our pipeline product candidates, conduct our clinical trials and commercialize BOW015, or any future pipeline product candidates we develop.

Our success depends in part on our continued ability to attract, retain and motivate highly qualified management, clinical and scientific personnel. We believe that our future success is highly dependent upon the contributions of our senior management, particularly our chief executive officer, chief financial officer, senior vice president of clinical, regulatory and manufacturing, vice president of program management, and vice president of manufacturing and quality, as well as our senior scientists and other members of our senior management team. The loss of services of any of these individuals could delay or prevent the successful development of our product pipeline, completion of our planned clinical trials or the commercialization of BOW015, or any future products we develop.

Although we have not historically experienced significant difficulties attracting and retaining qualified employees, we could experience such problems in the future. For example, competition for qualified personnel in the biotechnology and pharmaceuticals field is intense due to the limited number of individuals who possess the skills and experience required by our industry. We will need to hire additional personnel as we expand our process and clinical development and commercial activities. We may not be able to attract and retain quality personnel on acceptable terms, or at all, which may cause our business and operating results to suffer.

We expect to enter into alliances with other companies that can provide capabilities and funds for the development and commercialization of our product candidates, as well as local market access in jurisdictions where we intend to pursue our In Market, For Market commercialization strategy. If we are unsuccessful in forming or maintaining these alliances on favorable terms, or if such alliances do not prove to be as successful as we anticipate, our business could be adversely affected.

Our In Market, For Market strategy for development and commercialization of our biosimilar product candidates in key emerging markets is based on the assumption that we will enter into collaborative relationships with local entities to facilitate our access to and penetration into such markets. We also have limited or no capabilities for independent manufacturing, sales, marketing and distribution. For example, we have entered into a collaboration agreement with Livzon for the development and commercialization of BOW015 and other pipeline biosimilar products to be agreed with Livzon in China, using our In Market, For Market strategy. We retain global rights to commercialize BOW015 and the other pipeline biosimilar products outside of China, subject to our other agreements with third parties. In the future, we expect to form alliances with other companies that are based in our target markets and that have expertise in development, manufacture and commercialization of biologics and biosimilar products in our target markets to enable us to expand the commercialization opportunities for our product candidates. In such alliances, we would expect our partners to provide substantial capabilities in clinical development, manufacturing, regulatory affairs, sales and marketing. We may not be successful in entering into any such alliances. Even if we do succeed in securing such alliances, we may not be able to maintain them if, for example, development or approval of a product candidate is delayed or sales of an approved product are disappointing. If we are unable to secure or maintain such alliances we may not have the capabilities necessary to continue or complete development of our product candidates and bring them to market, which may have an adverse effect on our business.

In addition to product development and commercialization capabilities, we may depend on our alliances with other companies to provide substantial additional funding for development and potential commercialization of our product candidates. We may not be able to obtain funding on favorable terms from these alliances, and if we are not successful in doing so, we may not have sufficient funds to develop a particular product candidate internally, or to bring product candidates to market. Failure to bring our product candidates to market would prevent us from generating sales revenue, and this would substantially harm our business. Furthermore, any delay in entering into these alliances could delay the development and commercialization of our product candidates and reduce their competitiveness even if they reach the market. As a result, our business may be adversely affected.

Failure to obtain or maintain adequate coverage and reimbursement for our product candidates could limit our ability to market those products and decrease our ability to generate revenue.

Sales of our product candidates will depend substantially, both domestically and abroad, on the extent to which the costs of our product candidates will be paid by health maintenance, managed care, pharmacy benefit, and similar healthcare management organizations, or reimbursed by government authorities, private health insurers and other third-party payors. If coverage and reimbursement are not available, or are available only to limited levels, we may not be able to successfully commercialize our product candidates. Because there are not many approved biosimilars available, many countries and payors may not yet have established policies for the coverage and payment for those types of drugs, even if the reference biologic is covered. Morever, even if coverage is provided, the approved reimbursement amount may not be high enough to allow us to establish or maintain pricing sufficient to realize a return on our investment.

There is significant uncertainty related to the insurance coverage and reimbursement of newly approved products. In the United States, third-party payors, including private and governmental payors, such as the Medicare and Medicaid programs, play an important role in determining the extent to which new drugs and biologics will be covered and reimbursed. The Medicare program covers certain individuals aged 65 or older, disabled or suffering from end-stage renal disease. The Medicaid program, which varies from state-to-state, covers certain individuals and families who have limited financial means. The Medicare and Medicaid programs increasingly are used as models for how private payors and other governmental payors develop their coverage and reimbursement policies for drugs and biologics. It is difficult to predict at this time what third-party payors will decide with respect to the coverage and reimbursement for our product candidates.

Outside the United States, international operations are generally subject to extensive governmental price controls and other market regulations, and we believe the increasing emphasis on cost-containment initiatives in Europe, Canada, and other countries has and will continue to put pressure on the pricing and usage of our product candidates. In many countries, the prices of medical products are subject to varying price control mechanisms as part of national health systems. In general, the prices of medicines under such systems are substantially lower than in the United States. Other countries allow companies to fix their own prices for medical products, but monitor and control company profits. Additional foreign price controls or other changes in pricing regulation could restrict the amount that we are able to charge for our product candidates. Accordingly, in markets outside the United States, the reimbursement for our products may be reduced compared with the United States and may be insufficient to generate commercially reasonable revenues and profits.

Moreover, increasing efforts by governmental and third-party payors in the United States and abroad to cap or reduce healthcare costs may cause such organizations to limit both coverage and the level of reimbursement for new products approved and, as a result, they may not cover or provide adequate payment for our product candidates. We expect to experience pricing pressures in connection with the sale of any of our product candidates due to the trend toward managed healthcare, the increasing influence of health maintenance organizations and additional legislative changes. The downward pressure on healthcare costs in general, particularly prescription drugs and surgical procedures and other treatments, has become very intense. As a result, increasingly high barriers are being erected to the entry of new products.

Healthcare legislative reform measures may have a material adverse effect on our business and results of operations.

In the United States, there have been and continue to be a number of legislative initiatives to contain healthcare costs. For example, in March 2010, the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act, or the Affordable Care Act, was passed, which substantially changes the way health care is financed by both governmental and private insurers, and significantly impacts the U.S. pharmaceutical industry. The Affordable Care Act, among other things, subjects biologic products to potential competition by lower-cost biosimilars, addresses a new methodology by which rebates owed by manufacturers under the Medicaid Drug Rebate Program are calculated for drugs that are inhaled, infused, instilled, implanted or injected, increases the minimum Medicaid rebates owed by manufacturers under the Medicaid Drug Rebate Program and extends the rebate program to individuals enrolled in Medicaid managed care organizations, establishes annual fees and taxes on manufacturers of certain branded prescription drugs, and a new Medicare Part D coverage gap discount program, in which manufacturers must agree to offer 50% point-of-sale discounts off negotiated prices of applicable brand drugs to eligible beneficiaries during their coverage gap period, as a condition for the manufacturer’s outpatient drugs to be covered under Medicare Part D.

We expect that additional state and federal healthcare reform measures will be adopted in the future, any of which could limit the amounts that federal and state governments will pay for healthcare products and services, which could result in reduced demand for our product candidates or additional pricing pressures.

Our employees, independent contractors, principal investigators, contract research organizations, or CROs, consultants and collaborators may engage in misconduct or other improper activities, including noncompliance with regulatory standards and requirements and insider trading.

We are exposed to the risk that our employees, independent contractors, principal investigators, CROs, consultants and collaborators may engage in fraudulent conduct or other illegal activity. Misconduct by these parties could include intentional, reckless and/or negligent conduct or unauthorized activities that violate: (1) regulations of regulatory authorities in jurisdictions where we are performing activities in relation to our product candidates, including those laws requiring the reporting of true, complete and accurate information to such authorities; (2) manufacturing regulations and standards; (3) fraud and abuse and anti-corruption laws and regulations; or (4) laws that require the reporting of true and accurate financial information and data. In particular, sales, marketing and business arrangements in the healthcare industry are subject to extensive laws and regulations intended to prevent fraud, bias, misconduct, kickbacks, self-dealing and other abusive practices, and these laws may differ substantially from country to country. These laws and regulations may restrict or prohibit a wide range of pricing, discounting, marketing and promotion, sales commission, customer incentive programs and other business arrangements. Misconduct by these parties could also include the improper use of information obtained in the course of clinical trials, which could result in regulatory sanctions and serious harm to our reputation. While we have in place a Code of Business Conduct and Ethics, it is not always possible to identify and deter misconduct by employees and other third parties. Moreover, the precautions we take to detect and prevent this activity may not be effective in controlling misconduct or prevent governmental investigations or proceedings or lawsuits stemming from a failure to be in compliance with such laws or regulations. If any such actions are instituted against us, and we are not successful in defending ourselves or asserting our rights, those actions could have a significant impact on our business including the imposition of significant civil, criminal and administrative penalties, damages, monetary fines, possible exclusion from participation in subsidized healthcare programs in a given country, contractual damages, reputational harm, diminished profits and future earnings, and curtailment of our operations, any of which could adversely affect our ability to operate our business and our results of operations.

We may be subject, directly or indirectly, to federal and state healthcare fraud and abuse laws, false claims laws, and health information privacy and security laws. If we are unable to comply, or have not fully complied, with such laws, we could face substantial penalties.

If we obtain FDA approval for any of our product candidates and begin commercializing those products in the United States, our operations may be directly, or indirectly through our customers, subject to various federal and state fraud and abuse laws, including, without limitation, the federal Anti- Kickback Statute, the federal False Claims Act, and physician sunshine laws and regulations. These laws may impact, among other things, our proposed sales, marketing, and education programs. In addition, we may be subject to patient privacy regulation by both the federal government and the states in which we conduct our business. The laws that may affect our ability to operate include:

•                  the federal Anti-Kickback Statute, which prohibits, among other things, persons from knowingly and willfully soliciting, receiving, offering or paying remuneration, directly or indirectly, to induce, or in return for, the purchase or recommendation of an item or service reimbursable under a federal healthcare program, such as the Medicare and Medicaid programs;

•                  federal civil and criminal false claims laws and civil monetary penalty laws, which prohibit, among other things, individuals or entities from knowingly presenting, or causing to be presented, claims for payment from Medicare, Medicaid, or other third-party payors that are false or fraudulent;

•                  the federal Health Insurance Portability and Accountability Act of 1996, or HIPAA, which created new federal criminal statutes that prohibit executing a scheme to defraud any healthcare benefit program and making false statements relating to healthcare matters;

•                  HIPAA, as amended by the Health Information Technology and Clinical Health Act, or HITECH, and its implementing regulations, which imposes certain requirements relating to the privacy, security, and transmission of individually identifiable health information;

•                  the federal physician sunshine requirements under the Affordable Care Act, which require manufacturers of drugs, devices, biologics, and medical supplies to report annually to the U.S. Department of Health and Human Services information related to payments and other transfers of value to physicians, other healthcare providers, and teaching hospitals, and ownership and investment interests held by physicians and other healthcare providers and their immediate family members and applicable group purchasing organizations; and

•                  state law equivalents of each of the above federal laws, such as anti-kickback and false claims laws that may apply to items or services reimbursed by any third-party payor, including commercial insurers, state laws that require pharmaceutical companies to comply with the pharmaceutical industry’s voluntary compliance guidelines and the relevant compliance guidance promulgated by the federal government, or otherwise restrict payments that may be made to healthcare providers and other potential referral sources; state laws that require drug manufacturers to report information related to payments and other transfers of value to physicians and other healthcare providers or marketing expenditures; and state laws governing the privacy and security of health information in certain circumstances, many of which differ from each other in significant ways and may not have the same effect, thus complicating compliance efforts.

Because of the breadth of these laws and the narrowness of the statutory exceptions and safe harbors available, it is possible that some of our business activities could be subject to challenge under one or more of such laws. In addition, recent health care reform legislation has strengthened these laws. For example, the Affordable Care Act, among other things, amends the intent requirement of the federal anti-kickback and criminal healthcare fraud statutes. A person or entity no longer needs to have actual knowledge of this statute or specific intent to violate it. Moreover, the Affordable Care Act provides that the government may assert that a claim including items or services resulting from a violation of the federal anti-kickback statute constitutes a false or fraudulent claim for purposes of the False Claims Act.

If our operations are found to be in violation of any of the laws described above or any other governmental regulations that apply to us, we may be subject to penalties, including civil and criminal penalties, damages, fines, exclusion from participation in government health care programs, such as Medicare and Medicaid, imprisonment, and the curtailment or restructuring of our operations, any of which could adversely affect our ability to operate our business and our results of operations.

Failure to comply with the Foreign Corrupt Practices Act, or FCPA, and other similar anti-corruption laws could subject us to significant penalties and damage our reputation.

We are subject to the FCPA, which generally prohibits U.S. companies and intermediaries acting on their behalf from offering or making corrupt payments to “foreign officials” for the purpose of obtaining or retaining business or securing an improper business advantage. The FCPA also requires companies whose securities are publicly listed in the United States to maintain accurate books and records and to maintain adequate internal accounting controls. We are also subject to other similar anti-corruption laws that apply to our activities in the countries where we operate. Certain of the jurisdictions in which we conduct or expect to conduct business have heightened risks for public corruption, extortion, bribery, pay-offs, theft and other fraudulent practices. In addition, our international business is heavily regulated and therefore involves significant interactions with “foreign officials.” In many countries, health care professionals who serve as investigators in our clinical studies, or prescribe or purchase our commercialized products, are employed by a government or an entity owned or controlled by a government. Dealings with these investigators, prescribers and purchasers are subject to regulation under the FCPA. We rely on local and strategic business partners to produce and commercialize our products in certain markets outside of the United States, and we rely on distributors and other intermediaries to sell and distribute our products internationally. We maintain policies, procedures and internal controls designed to promote compliance with the FCPA and other anti-corruption laws. However, if we, or our business partners or intermediaries, fail to comply with the requirements of the FCPA, or similar laws of other countries, governmental authorities in the United States or elsewhere, as applicable, could seek to impose civil penalties, criminal fines, and other collateral consequences, which could damage our reputation and have a material adverse effect on our business, financial condition, and results of operations.

Risks Related to Regulatory Approvals

The regulatory approval process is costly and lengthy and, for biosimilar products, still evolving. We may not be able to successfully obtain all required regulatory approvals.

The pre-clinical development, clinical trials, manufacturing, marketing, testing, approval, and labeling of pharmaceutical and biological products, including biosimilars, are all subject to extensive regulation by numerous regulatory authorities throughout the world. We or our collaborators must obtain regulatory approval for product candidates before marketing or selling any of them. The approval process is typically lengthy and expensive, and approval is never certain. Moreover, no biosimilar has been approved in the United States to date, or in many other countries. It is not possible to predict with any specificity how long the approval processes of the applicable regulatory authorities for any of our products will take or whether any such approvals ultimately will be granted on a timely basis or at all. Moreover, we expect to seek regulatory approvals in jurisdictions in which we have limited experience navigating the regulatory frameworks, or where the regulatory frameworks for the approval of biosimilars are not well-developed and are constantly evolving. In particular, the regulatory standards applicable to establish biosimilarity vary by jurisdiction. The last ten years has seen the establishment in many jurisdictions of a formal regulatory regime for review and approval of biosimilar products, but these regimes are at differing stages of development, with often limited harmonization between major jurisdictions. We plan to continue to analyze and incorporate into our biosimilar development plans any new laws, regulations, or policies promulgated or established by relevant authorities. The costs of development and approval, along with the probability of success for our biosimilar product candidates, will be dependent upon application of any laws and regulations issued by the relevant regulatory authorities.

Regulatory agencies generally have substantial discretion in the biologic and biosimilar approval processes, and positive results in pre-clinical testing or early phases of clinical studies offer no assurance of success in later phases of the approval process. Generally, pre-clinical and clinical testing of products can take many years and require the expenditure of substantial resources, and the data obtained from these tests and trials can be susceptible to varying interpretations that could delay, limit or prevent regulatory approval. Any delay in obtaining, or failure to obtain, approvals could prevent or adversely affect the marketing of our products or our collaborator’s products and our ability to generate product revenue. The risks associated with the approval process include delays or rejections in the regulatory approval process based on the failure of clinical or other data to meet expectations, or the failure of the product or candidate to meet a regulatory agency’s requirements for safety, efficacy and quality.

Clinical trials can be delayed for a variety of reasons, including delays related to:

•                  ongoing discussions with the regulatory authorities regarding the scope or design of clinical trials;

•                  delays or the inability to obtain required approvals from ethics committees or other governing entities at clinical sites selected for participation in our clinical trials;

•                  delays in enrolling patients and volunteers into clinical trials;

•                  lower than anticipated retention rates of patients and volunteers in clinical trials;

•                  the need to repeat clinical trials as a result of inconclusive or negative results or poorly executed testing;

•                  lack of sufficient funds for further clinical development;

•                  insufficient supply or deficient quality of product candidate materials or other materials necessary to conduct clinical trials;

•                  unfavorable regulatory inspection of a manufacturing, testing, labeling or packaging facility for drug substance or drug product;

•                  unfavorable regulatory inspection and review of a clinical or nonclinical trial site or records of any clinical or nonclinical investigation;

•                  serious and unexpected drug-related side effects or serious adverse safety events experienced by participants in clinical trials or by patients following commercialization; or

•                  the placement of a clinical hold on a product candidate in an ongoing clinical trial.

We may not be able to conduct clinical trials at preferred sites, enlist clinical investigators, enroll sufficient numbers of patients, or demonstrate equivalence of our product candidates with the applicable reference products, begin or successfully complete clinical trials in a timely fashion, if at all. Any failure to perform may delay or terminate the trials. Our current clinical trials may be insufficient to demonstrate that our potential products are equivalent to the applicable reference products, or sufficiently active, safe, or effective and as a result we may decide to abandon further development of such product candidates. Additional clinical trials may be required if clinical trial results are negative or inconclusive, or insufficient to obtain regulatory approval in one or more countries under applicable laws regulating biosimilar products, which will require us to incur additional costs and significant delays. If we do not receive the necessary regulatory approvals, we will not be able to generate product revenues and will not become profitable. We may encounter significant delays in the regulatory process that could result in excessive costs that may prevent us from continuing to develop our product candidates. In addition, the failure to comply with applicable regulatory requirements may result in criminal prosecution, civil penalties, product recalls, withdrawal of product approval, mandatory restrictions or other actions that could impair our ability to conduct our business.

The development, manufacture and commercialization of biosimilar products in the United States poses unique risks, and our failure to successfully introduce biosimilar products in the United States could have a negative impact on our business and future operating results.

We intend to pursue market authorization for our biosimilar product candidates in numerous jurisdictions, including the United States. In the United States, an abbreviated pathway for approval of biosimilar products was established by the Biologics Price Competition and Innovation Act of 2009, or BPCIA, enacted on March 23, 2010, as part of the Patient Protection and Affordable Care Act. Subsequent to the enactment of the BPCIA, the U.S. Food and Drug Administration, or FDA, has released six draft guidance documents regarding implementation of the BPCIA regulatory pathway.

These draft guidances focus on scientific considerations, quality considerations and clinical pharmacology data related to demonstrating biosimilarity; meetings between the FDA and biosimilar product sponsors; requests for reference product exclusivity; and common questions and answers regarding implementation of the BPCIA. However, none of the draft guidances addresses the standards for interchangeability.

The FDA is still in the process of implementing the BPCIA, and no biosimilar product has yet been approved by the FDA under the BPCIA pathway. However, on January 7, 2015, the FDA’s Oncologic Drugs Advisory Committee unanimously recommended that the FDA approve Sandoz’s biosimilar version of Amgen’s Neupogen (filgrastim) for all of the reference product’s approved indications. The FDA is not required to follow the recommendations of its advisory committees, but frequently does so.

Moreover, market acceptance of biosimilar products in the U.S. is unclear. Numerous states are considering or have already enacted laws that regulate or restrict the substitution by state pharmacies of biosimilars for biological products already licensed by the FDA pursuant to biologic license applications, or “reference products.” Market success of biosimilar products will depend on demonstrating to patients, physicians, payors, and relevant authorities that such products are safe and efficacious compared to other existing products.

We plan to continue to analyze and incorporate into our biosimilar development plans any final regulations issued by the FDA, pharmacy substitution policies enacted by state governments, and other applicable requirements established by relevant authorities. The costs of development and approval, along with the probability of success for our biosimilar product candidates, will be dependent upon application of any laws and regulations issued by the relevant regulatory authorities.

Biosimilar products may also be subject to extensive patent clearances and patent infringement litigation, which will likely delay and could prevent the commercial launch of a product. Moreover, the BPCIA prohibits the FDA from accepting an application for a biosimilar candidate to a reference product within four years of the reference product’s licensure by the FDA. In addition, the BPCIA provides innovative biologics with twelve years of exclusivity from the date of their licensure, during which time the FDA cannot approve any application for a biosimilar candidate to the reference product. However, in his proposed budget for fiscal year 2015, President Obama proposed to cut this twelve-year period of exclusivity down to seven years. He also proposed to prohibit additional periods of exclusivity due to minor changes in product formulations, a practice often referred to as “evergreening.” It is possible that Congress may take these or other measures to reduce or eliminate periods of exclusivity.

The BPCIA is complex and only beginning to be interpreted and implemented by the FDA. As a result, its ultimate impact, implementation, and meaning is subject to significant uncertainty. Future implementation decisions by the FDA could result in delays in the development or commercialization of our product candidates or increased costs to assure regulatory compliance, and could adversely affect our operating results by restricting or significantly delaying our ability to market new biosimilar products in the United States.

Even if we receive regulatory approvals for our product candidates, we will be subject to ongoing obligations and continued regulatory review, which may result in significant additional expense. If we fail to comply with continuing regulatory requirements, we could lose regulatory approvals, and our business would be adversely affected.

Even if we obtain regulatory approvals for our product candidates, we will be subject to extensive and continued regulatory review regarding manufacturing, labeling, packaging, distribution, adverse event reporting, storage, import, export, advertising, promotion and recordkeeping, among other activities. These requirements include submissions of safety and other post-marketing information and reports, manufacturing facility registration and inspection, as well as continued compliance with current Good Manufacturing Practices, or cGMPs and Good Clinical Practice, or GCPs for any clinical trials that we conduct post-approval. Any regulatory approvals that we receive for our product candidates may also be subject to limitations on the approved indicated uses for which the product may be marketed or to the conditions of approval, or contain requirements for potentially costly post-marketing testing and surveillance to monitor the safety and efficacy of the product candidate. Later discovery of previously unknown problems with a product, including adverse events of unanticipated severity or frequency, or with our third-party manufacturers or manufacturing processes, or failure to comply with regulatory requirements, may result in, among other things:

•                  restrictions on the marketing or manufacturing of the product, withdrawal of the product from the market, or voluntary or mandatory product recalls;

•                  fines, warning letters or holds on clinical trials;

•                  refusal by regulatory authorities to approve pending applications or supplements to approved applications filed by us, or suspension or revocation of product approvals;

•                  product seizure or detention, recalls, or refusal to permit the import or export of products; and

•                  injunctions or the imposition of civil or criminal penalties.

The laws, regulations, and policies of the regulatory authorities may change and additional laws, regulations, and policies may be enacted or established that could prevent, limit or delay regulatory approval of our product candidates. If we are slow or unable to adapt to changes in existing requirements or the adoption of new requirements or policies, or if we are not able to maintain regulatory compliance, we may lose any marketing approval that we may have obtained, which would adversely affect our business, prospects and ability to achieve or sustain profitability.

If we are not able to demonstrate biosimilarity of our biosimilar product candidates to the satisfaction of regulatory authorities, we will not obtain regulatory approval for commercial sale of our biosimilar product candidates and our future results of operations would be adversely affected.

Our future results of operations depend, to a significant degree, on our ability to obtain regulatory approval for and to commercialize our proposed biosimilar products. To obtain regulatory approval for the commercial sale of these product candidates, we will be required to demonstrate to the satisfaction of regulatory authorities, among other things, that our proposed biosimilar products are highly similar to biological reference products already licensed by the regulatory authority pursuant to marketing applications, notwithstanding minor differences in clinically inactive components, and that they have no clinically meaningful differences as compared to the marketed biological products in terms of the safety, purity and potency of the products. Each individual jurisdiction may apply different criteria to assess biosimilarity, based on a preponderance of the data that can be interpreted subjectively in some cases. In the EEA, the similar nature of a biosimilar and a reference product is demonstrated by comprehensive comparability studies covering quality, biological activity, safety and efficacy.

It is uncertain if regulatory authorities will grant the full originator label to biosimilar product candidates when they are approved. For example, an infliximab (Remicade) biosimilar molecule was approved in Europe for the full originator label but did not receive the full originator label when approved in Canada. A similar outcome could occur with respect to one or more of our product candidates.

In the event that regulatory authorities require us to conduct additional clinical trials or other lengthy processes, the commercialization of our proposed biosimilar products could be delayed or prevented. Delays in the commercialization of or the inability to obtain regulatory approval for these products could adversely affect our operating results by restricting or significantly delaying our introduction of new biosimilars.

The structure of complex proteins used in protein-based therapeutics is inherently variable and highly dependent on the processes and conditions used to manufacture them. If we are unable to develop manufacturing processes that achieve a requisite degree of biosimilarity to the originator drug, and within a range of variability considered acceptable by regulatory authorities, we may not be able to obtain regulatory approval for our products.

Protein-based therapeutics are inherently heterogeneous and their structures are highly dependent on the production process and conditions. Products from one production facility can differ within an acceptable range from those produced in another facility. Similarly, physicochemical differences can also exist among different lots produced within a single facility. The physicochemical complexity and size of biologic therapeutics create significant technical and scientific challenges in the context of their replication as biosimilar products.

The inherent variability in protein structure from one production lot to another is a fundamental consideration with respect to establishing biosimilarity to an originator product to support regulatory approval requirements. For example, the glycosylation of the protein, meaning the manner in which sugar molecules are attached to the protein backbone of a therapeutic protein when it is produced in a living cell, is critical to half-life (how long the drug stays in the body), efficacy and even safety of the therapeutic and is therefore a key consideration for biosimilarity. Defining and understanding the variability of an originator molecule in order to match its glycosylation profile requires significant skill in cell biology, protein purification and analytical protein chemistry. Furthermore, manufacturing proteins with reliable and consistent glycosylation profiles at scale is challenging and highly dependent on the skill of the cell biologist and process scientist.

There are extraordinary technical challenges in developing complex protein-based therapeutics that not only must achieve an acceptable degree of similarity to the originator molecule in terms of characteristics such as the unique glycosylation pattern (attachment of sugars to the protein) critical to therapeutic efficacy, but also the ability to develop manufacturing processes that can replicate the necessary structural characteristics within an acceptable range of variability sufficient to satisfy regulatory authorities.

Given the challenges caused by the inherent variability in protein production, we may not be successful in developing our products if regulators conclude that we have not achieved a sufficient level of biosimilarity to the originator product, or that the processes we use to manufacture our products are unable to produce our products within an acceptable range of variability.

Risks Relating to our Reliance on Third Parties

We rely on third parties to conduct and oversee our clinical trials for our biosimilar product candidates, and expect to continue to do so as we progress the development of our pipeline product candidates. If these third parties do not successfully carry out their contractual duties, meet expected deadlines, or otherwise conduct the trials as required or comply with regulatory requirements, we may not be able to obtain regulatory approval for or commercialize our product candidates when expected or at all, and our business could be substantially harmed.

We rely upon third-party CROs to monitor and manage the clinical sites and investigators for our ongoing clinical programs, and to audit and verify the data produced by these parties. We also rely upon medical institutions, clinical investigators and contract laboratories to conduct our trials in accordance with our clinical protocols and in accordance with applicable legal and regulatory requirements. These third parties play a significant role in the conduct of these trials and the subsequent collection and analysis of data from the clinical trials. These third parties are not our employees, and except for remedies available to us under our agreements with such third parties, there is no guarantee that any such third party will devote adequate time and resources to our clinical trial. If any CROs engaged by us or any other third parties upon which we rely for administration and conduct of our clinical trials do not successfully carry out their contractual duties or obligations or meet expected deadlines, if they need to be replaced or if the quality or accuracy of the clinical data they obtain is compromised due to the failure to adhere to our clinical protocols, regulatory requirements, or for other reasons, or if they otherwise perform in a substandard manner, our clinical trials may be extended, delayed, suspended or terminated, and we may not be able to complete development of, obtain regulatory approval for, or successfully commercialize our product candidates. We plan to rely heavily on these third parties for the execution of our planned global clinical program for BOW015 in North America and Europe and for other clinical trials for products we are developing or may develop in the future, and will control only certain aspects of their activities. Nevertheless, we are responsible for ensuring that each of our clinical trials is conducted in accordance with the applicable protocol, legal, regulatory and scientific standards, and our reliance on our CROs does not relieve us of our regulatory responsibilities.

We and any CROs that we engage are required to comply with GCP requirements which are regulations and guidelines enforced by regulatory authorities around the world for products in clinical development. Regulatory authorities enforce these GCP regulations through periodic inspections of clinical trial sponsors, principal investigators and clinical trial sites. If we or any of our CROs fail to comply with applicable GCP regulations, the clinical data generated in our clinical trials may be deemed unreliable and our submission of marketing applications may be delayed or the regulatory authorities may require us to perform additional clinical trials before approving our marketing applications. We cannot provide any assurance that, upon inspection, a regulatory authority will determine that any of our clinical trials comply or complied with applicable GCP regulations. In addition, our clinical trials must be conducted with product produced under cGMP regulations. Our failure to comply with these regulations may require us to repeat clinical trials, which would delay the regulatory approval process.

Clinical trials require a substantial number of patients that can allow statistically significant results. Delays in site initiation or unexpectedly low patient recruitment rates may delay the results of the clinical trial. CROs may also generate higher costs than anticipated. As a result, our results of operations and the commercial prospects for our product candidates would be harmed, our costs could increase, and our ability to generate revenue could be delayed. Further, if our relationship with any CRO that we engage to perform services on our behalf is terminated, we may be unable to enter into arrangements with an alternative CRO on commercially reasonable terms, or at all. Switching or adding CROs can involve substantial cost and require extensive management time and focus. In addition, there is a natural transition period when a new CRO commences work. As a result, delays may occur, which can materially impact our ability to meet our desired clinical development timelines. Though we carefully manage our relationships with our CROs, there can be no assurance that we will not encounter challenges or delays in the future or that these delays or challenges will not have a material adverse impact on our business, prospects, financial condition or results of operations.

We rely on third parties, and in some cases a single third party, to manufacture nonclinical and clinical supplies of our product candidates, to store critical components of our product candidates for us, and also to commercialize our product candidates. Our business could be harmed if those third parties fail to provide us with sufficient quantities of product candidates at acceptable quality levels and on commercially reasonable terms, or fail to commercialize our products in accordance with the terms of our agreements with them.

We do not have the infrastructure or capability internally to manufacture supplies of our biosimilar product candidates for use in the conduct of our nonclinical and clinical studies or on a commercial scale. We rely on third-party manufacturers, including our India-based contract manufacturer RLS, to manufacture and supply us with BOW015 in India. As discussed in the risk factor, “—Risks Relating to our Reliance on Third Parties—Disputes under key agreements with third parties, including our current dispute with RLS relating to our manufacturing and supply agreement, could adversely affect, delay or prevent development or commercialization of our product candidates.” below, we are currently engaged in a dispute with RLS that may adversely impact our ability to rely on RLS to manufacture and supply BOW015 in the future. Additionally, we rely on an agreement with Ranbaxy to commercialize BOW015 in India and certain North African and Asian countries. We also have an agreement with Fujifilm Diosynth Biotechnologies U.S.A., Inc., or Fujifilm, for BOW015 process development with a view toward establishing Fujifilm as a source of future clinical and commercial supply of BOW015. Developing successful scale up techniques for manufacture of our biosimilar product candidates for commercial quantities will be time consuming and may not yield the quantities of product that we anticipate, which may have a material impact on our ability to successfully commercialize our product candidates. Moreover, the market for contract manufacturing services for protein therapeutics is highly cyclical, with periods of relatively abundant capacity alternating with periods in which there is little available capacity. If any need we have for contract manufacturing services increases during a period of industry-wide production capacity constraints, we may not be able to produce our product candidates on a timely basis or on commercially viable terms. Although we generally do not begin a clinical study unless we believe we have a sufficient supply of a product candidate to complete such study, any significant delay or discontinuity in the supply of a product candidate for an ongoing clinical study due to the need to replace a third-party manufacturer could considerably delay completion of our clinical studies, product testing, and potential regulatory approval of our product candidates, which could harm our business and results of operations.

Any failure or refusal to supply the components for our product candidates that we may develop could delay, prevent or impair our clinical development or commercialization efforts. Although we endeavor, and will continue to do so in the future, to establish alternative sources of supply for BOW015 and our future product candidates in order to protect against any disruption in product supply, we cannot assure you that we will be able to find a suitable alternative manufacturer who is permitted to supply product under applicable regulatory laws, or to enter into appropriate agreements with such third parties on commercially reasonable terms, or at all. If our contract manufacturers were to breach or terminate their manufacturing arrangements with us, the development or commercialization of the affected products or product candidates could be delayed, which could have an adverse effect on our business. Any change in our manufacturers could be costly because the commercial terms of any new arrangement could be less favorable and because the expenses relating to the transfer of necessary technology and processes could be significant.

If any of our product candidates are approved for any given jurisdiction, in order to produce the quantities necessary to meet anticipated market demand, any contract manufacturer that we engage may need to increase manufacturing capacity. If we are unable to produce our product candidates in sufficient quantities to meet the requirements for the launch of these products or to meet future demand, our revenue and gross margins could be adversely affected. Although we believe that we will not have any material supply issues, we cannot be certain that we will be able to obtain long-term supply arrangements for our product candidates or materials used to produce them on acceptable terms, if at all. If we are unable to arrange for third-party manufacturing, or to do so on commercially reasonable terms, we may not be able to complete development of our products or market them.

We also rely on third parties to store the BOW015 master and working cell bank, and those of our pipeline product candidates. We have one master cell bank and one working cell bank and believe we would have adequate backup should any cell bank be lost in a catastrophic event. However, it is possible that we could lose multiple cell banks and have our manufacturing severely impacted by the need to replace the cell banks, which could materially and adversely affect our business, financial condition and results of operations.

Further, we are currently party to an agreement with Ranbaxy, pursuant to which we granted to Ranbaxy exclusive rights under our intellectual property and regulatory materials relating to BOW015 in order to develop and commercialize BOW015 in India and certain other countries in Asia and North Africa. Pursuant to this agreement, Ranbaxy has agreed to distribute and sell BOW015 in India under the marketing authorization granted for BOW015. If we encounter delays or difficulties in executing our agreement with Ranbaxy to commercialize BOW015 in India, we may be required to seek alternative commercialization partners and/or develop a plan to commercialize BOW015 through direct sales into the Indian market, either of which may adversely affect our ability to successfully commercialize BOW015 in India. We have no direct sales experience in India or elsewhere. Therefore, if we decide to commercialize BOW015 through direct sales we cannot assure you that we would be successful.

Disputes under key agreements with third parties, including our current dispute with RLS relating to our manufacturing and supply agreement, could adversely affect, delay or prevent development or commercialization of our product candidates.

Any agreements we have or may enter into with third parties, such as collaboration, license, formulation supplier, manufacturing, testing, clinical research organization or clinical trial agreements, may give rise to disputes regarding the rights and obligations of the parties to such agreements. Disagreements may occur, including our current dispute with RLS relating to our manufacturing and supply agreement, which we refer to as the RLS Agreement, relating to the parties’ rights and obligations under these agreements, such as the scope of development or commercialization rights, ownership or use of intellectual property, the approach to obtaining regulatory approvals or commercialization strategy. Any disputes or commercial conflicts could lead to the termination of these agreements, delay progress of our product development programs, compromise our ability to renew agreements or obtain future agreements, lead to the loss of suppliers of our products, harm our intellectual property rights or result in costly litigation.

In December 2014, RLS exercised its three-year termination for-convenience right with respect to the RLS Agreement, which will cause the agreement to terminate in December 2017. In addition, in January 2015, RLS informed us of its intention to initiate a dispute proceeding under the RLS Agreement alleging that the agreement grants RLS exclusive global supply rights for BOW015, and that the terms of our collaboration agreements with Fujifilm and Livzon violate the RLS Agreement. These collaboration agreements provide, in the case of Fujifilm, for process development and scale up of manufacturing processes for BOW015 to a capacity that may be sufficient to fulfill future requirements for clinical and commercial supply, and, in the case of Livzon, for a grant of rights, under certain circumstances, to supply BOW015 in the future in certain markets. RLS’ delivery of a formal dispute notice will trigger a contractual 30-day period of negotiation between executives of RLS and Epirus to attempt to resolve the dispute. If the dispute is not resolved during this period, RLS may then file an arbitration proceeding to determine the outcome of the dispute. Following any such period of arbitration, if the arbitrator were to decide in favor of RLS, we would have 30 days to cure the alleged breach, after which time RLS may exercise its right to terminate the agreement. RLS has indicated that it will continue to supply us with BOW015 during any such periods of negotiation and arbitration. However, if RLS attempts to terminate the RLS Agreement and ceases to supply us with BOW015 prior to the time at which we are able to secure additional sources of BOW015, we will not be able to sustain or grow the sales of our only commercial product, BOW015. Although we intend to vigorously defend the claims by RLS, there is no guarantee that our defense will be successful during the periods of negotiation or arbitration, and RLS may succeed with respect to all of its claims. Further, while we believe that, based on forecasts from our Indian commercial partner, Ranbaxy, the current inventory of BOW015 is sufficient to fulfill anticipated demand there throughout the first half of 2015, it is possible that demand will increase in excess of our current inventory and that we will not be able to meet these demands if RLS ceases to provide us with BOW015. We intend to continue to build up additional

BOW015 inventory via new production runs by RLS, as necessary to establish sufficient product for the Indian territory, but we cannot be certain that RLS will in fact agree to manufacture these additional productions runs or that this additional supply will be adequate. It is possible that RLS could stop providing us with BOW015 entirely as a result of our current dispute, regardless of whether this causes RLS to breach the current agreement. This, in turn, could materially and adversely affect our ability to manufacture or supply BOW015 for use in commercial sales in India and other markets currently contemplated to be served by Ranbaxy.

Where we apply our In Market, For Market strategy for commercialization of our product candidates in emerging markets, where approved, we expect to transfer our cell lines and certain proprietary manufacturing technology to our third-party partners in order to permit locally-based manufacture of our biosimilar products by our partners. If our alliances with these partners terminate, our business could be harmed if such former partners continue to use our technology in such countries following termination, in breach of our agreements with them.

Under our collaboration with Livzon, and under future In Market, For Market collaborations, we expect to transfer the manufacture and certain development and commercialization responsibilities for BOW015 and certain of our pipeline product candidates to Livzon and other future collaborators, along with certain of our SCALE manufacturing technology, and to provide technical assistance in such territories to assist our partners in establishing manufacturing capacity or modifying their existing manufacturing capacity for the production of our biosimilar product candidates. If our alliances with Livzon and any future partners are not successful, or our agreements with such partners are terminated, our agreements will include terms that require the partners to immediately cease any use of our technology, and to return to us any tangible embodiments of such technology, including our cell lines. However, our former partners may fail to comply with these terms, and may continue to use our technology to manufacture and sell biosimilar products in such countries, in breach of our agreements with them. In such case, we may be forced to enforce our contractual and intellectual property rights in the applicable countries, which would be time-consuming and costly, and would divert substantial management time and resources from other aspects of our business. Further, although we endeavor to include dispute resolution provisions in our agreements that are fully enforceable irrespective of the jurisdiction, including by the use of arbitration, countries outside the United States where we have In Market, For Market collaborations may not provide the same level of protection for our contractual and intellectual property rights, and there is no guarantee that we would be successful in preventing a party to whom we have transferred our technology from continuing to use our cell lines and technology to manufacture biosimilar products, in which case our business in those countries could be adversely affected.

In certain countries where we expect to commercialize our product candidates, under applicable laws, it is necessary for us to rely on locally established third parties to act as the holder of marketing approvals or authorizations for our product candidates in such countries. Our business could be harmed if those third parties fail to comply with the terms of such marketing authorizations or approvals, or fail to act in accordance with our instructions in relation to the marketing and sale of our product candidates covered by such authorizations or approvals.

In some circumstances, it may be necessary as a matter of applicable local law, for the marketing and manufacturing approvals for our biosimilar products to be held by a third party that is not one of our affiliates. For example, our marketing approval in India for BOW015 is currently held in the name of our manufacturing partner, RLS, which also holds the manufacturing approval for BOW015. The marketing approval held by RLS for manufacture and sale of infliximab in India is based on and is specific to the data arising from our clinical trials conducted with respect to BOW015, which data is owned solely by us, and RLS therefore has no right to commercialize BOW015 in India or in any other country independently of us on the basis of such marketing authorization. We have a manufacturing and supply agreement in place with RLS that includes provisions that permit us to have oversight over RLS’s activities in order to protect against breach by RLS of the terms of such marketing approval, and we will seek to include equivalent contractual protections in future agreements with third parties that hold regulatory approvals on our behalf. However, there is no guarantee that RLS or any other such third party will comply with the terms of the marketing authorization for the applicable biosimilars or with applicable laws. Where permissible under applicable laws, we also seek to provide for transfer of rights in any regulatory approval to an alternative holder on termination of our agreements with such third parties, and we also endeavor, and will continue to do so in the future, to establish alternative sources of supply for BOW015 and our future product candidates in order to protect against any disruption in product supply. However, we cannot assure you that we will be able to find an alternative holder for any such regulatory approvals in a timely fashion, or to enter into appropriate agreements with such third parties on commercially reasonable terms, or at all. Any non-compliance with applicable laws or the terms of regulatory approvals by such third parties could result in the permission to market and sell the applicable product candidate being revoked in one or more countries, which would materially jeopardize our right to commercialize BOW015 in India and such other countries.

We expect to partner with third parties in connection with the development of certain of our product candidates. Even if we enter into such collaborations, and we believe that the development of our technology and product candidates is promising, our partners may choose not to proceed with such development.

Our agreements with potential partners may include the right for our partner to terminate the agreement on short notice upon the occurrence of certain circumstances. Accordingly, even if we enter into agreements with third-party partners in all of the territories where we intend to pursue commercialization of our product candidates, and we believe that the development of such product candidates are worth pursuing, our partners may choose not to continue with such development. If any of our partnerships are terminated, we may be required to devote additional resources to the development of our product candidates or seek a new partner on short notice, and the terms of any additional partnerships or other arrangements that we establish may not be favorable to us, if an alternative partner is even available.

We are also at risk that our partnerships or other arrangements may not be successful. Factors that may affect the success of our partnerships include the following:

•                  our partners may incur financial and cash-flow difficulties that force them to limit or reduce their participation in our joint projects;

•                  our partners may be pursuing alternative technologies or developing alternative products that are competitive to our technology and products, either on their own or in partnership with others;

•                  our partners may terminate their partnerships with us, which could make it difficult for us to attract new partners or adversely affect perception of us in the business and financial communities; and

•                  our partners may pursue higher priority programs or change the focus of their development programs, which could affect their commitment to us.

For example, in September 2014, we entered into a license and collaboration agreement with Livzon for development and commercialization of BOW015 and up to four other biosimilar pipeline products in China and related territories. This collaboration with Livzon is based on our In Market, For Market strategy, under which we would work with Livzon to establish local manufacturing capacity for the relevant product candidates. If our collaboration with Livzon is not successful or if we or Livzon terminate this agreement, we may not be able to progress our plans to develop and commercialize our product candidates in China and the related territories. Although we believe that there are appropriate alternative partners in each territory, there is no guarantee that we could identify and negotiate satisfactory terms with any such alternative partner, or that we could do so in a timeframe that would not compromise our ability to commercialize our product candidates.

If we cannot maintain successful partnerships, our business, financial condition and operating results may be adversely affected.

International expansion of our business exposes us to business, regulatory, political, operational, financial, and economic risks associated with doing business outside of the United States.

Our business strategy incorporates significant international expansion, with initial focus on emerging markets such as India, China and Brazil, as well as developed markets outside of the United States, such as Europe. We plan to engage in manufacturing, maintain sales representatives and conduct clinical trials outside of the United States. Doing business internationally involves a number of risks, including but not limited to:

•                  multiple, conflicting, and changing laws and regulations such as privacy regulations, tax laws, export and import restrictions, employment laws, regulatory requirements, and other governmental approvals, permits, and licenses;

•                  failure by us to obtain and maintain regulatory approvals for the use of our products in various countries;

•                  additional potentially relevant third-party patent rights;

•                  complexities and difficulties in obtaining protection and enforcing our intellectual property;

•                  difficulties in staffing and managing foreign operations;

•                  limits in our ability to penetrate international markets;

•                  financial risks, such as longer payment cycles, difficulty collecting accounts receivable, the impact of local and regional financial crises on demand and payment for our products, and exposure to foreign currency exchange rate fluctuations;

•                  natural disasters, political and economic instability, including wars, terrorism, and political unrest, outbreak of disease, boycotts, curtailment of trade, and other business restrictions;

•                  certain expenses including, among others, expenses for travel, translation, and insurance; and

•                  regulatory and compliance risks that relate to maintaining accurate information and control over sales and activities that may fall within the purview of the FCPA, its books and records provisions, or its anti-bribery provisions.

Any of these factors could significantly harm any future international expansion and operations and, consequently, could adversely affect our business prospects.

Industry Related Risks

If efforts by manufacturers of reference products to delay or limit the use of biosimilars are successful, our sales of biosimilar products may suffer.

Many manufacturers of reference products have increasingly used legislative, regulatory and other means in attempts to delay regulatory approval of and competition from biosimilars. These efforts have included sponsoring legislation to prevent pharmacists from substituting biosimilars for prescribed reference products or to make such substitutions more difficult by establishing notification, recordkeeping, and/or other requirements, as well as seeking to prevent manufacturers of biosimilars from referencing the brands of the innovator products in biosimilar product labels and marketing materials. If these or other efforts to delay or block competition are successful, we may be unable to sell our biosimilar product candidates, which could have a material adverse effect on our sales and profitability.

Foreign governments tend to impose strict price controls, which may adversely affect our revenue, if any.

In some foreign countries, the pricing of prescription pharmaceuticals is subject to governmental control. This is likely also to apply to pricing of biosimilar products. In these countries, pricing negotiations with governmental authorities can take considerable time after the receipt of marketing approval for a product. To obtain reimbursement or pricing approval in some countries, we may be required to conduct a clinical trial that compares the cost-effectiveness of our product candidate to other available therapies. If reimbursement of our products is unavailable or limited in scope or amount, or if pricing is set at unsatisfactory levels, our business could be adversely affected.

We may have significant product liability exposure which may harm our business and our reputation.

Although our product candidates are biosimilar products, and are designed to be equivalent against reference products that have an established safety record in the indications in which they are marketed and used, we face a risk of product liability as a result of the clinical testing of our product candidates and will face an even greater risk as we commercialize our products. For example, we may incur liability if any product we develop allegedly causes injury or is found to be otherwise unsuitable during product testing, manufacturing, marketing or sale. Any such product liability claims may include allegations of defects in manufacturing, defects in design, a failure to warn of dangers inherent in the product, negligence, strict liability and a breach of warranties. Claims could also be asserted under state consumer protection acts. If we cannot successfully defend ourselves against product liability claims, we may incur substantial liabilities or be required to limit commercialization of our products. Regardless of the merits or eventual outcome, liability claims may result in:

•                  decreased demand for BOW015, or any future product candidates;

•                  injury to our reputation and significant negative media attention;

•                  withdrawal of clinical trial participants or cancellation of clinical trials;

•                  costs to defend the related litigation;

•                  a diversion of management’s time and our resources;

•                  substantial monetary awards to trial participants or patients;

•                  regulatory investigations, product recalls, withdrawals or labeling, marketing or promotional restrictions;

•                  loss of revenue; and

•                  the inability to commercialize any products we develop.

Our inability to obtain and maintain sufficient product liability insurance at an acceptable cost and scope of coverage to protect against potential product liability claims could impact the commercialization of BOW015, and any future products we develop. We currently carry product liability insurance covering our clinical trials in the amount of $5 million in the aggregate. Although we maintain such insurance, any claim that may be brought against us could result in a court judgment or settlement in an amount that is not covered, in whole or in part, by our insurance or that is in excess of the limits of our insurance coverage. Our insurance policies also have various exclusions and deductibles, and we may be subject to a product liability claim for which we have no coverage. We will have to pay any amounts awarded by a court or negotiated in a settlement that exceed our coverage limitations or that are not covered by our insurance, and we may not have, or be able to obtain, sufficient capital to pay such amounts. Moreover, in the future, we may not be able to maintain insurance coverage at a reasonable cost or in sufficient amounts to protect us against losses in all the jurisdictions in which we seek to market and sell our products. As we obtain approvals for marketing BOW015 and any other product candidates in more jurisdictions, we intend to expand our insurance coverage to include the sale of such products; however, we may be unable to obtain this liability insurance on commercially reasonable terms.

We use and generate materials that may expose us to expensive and time-consuming legal claims.

Our development programs involve the use of hazardous materials, chemicals, and biological materials. We are subject to foreign, federal, state and local laws and regulations governing the use, manufacture, storage, and disposal of materials and waste products. We believe that our safety procedures for handling these materials comply with the standards prescribed by laws and regulations. However, we may incur significant costs to comply with current or future environmental laws and regulations. In addition, we cannot completely eliminate the risk of contamination or injury from hazardous materials. In the event of an accident, an injured party may seek to hold us liable for any damages that result. Any liability could exceed the limits or fall outside the coverage of our insurance, and we may not be able to maintain insurance on acceptable terms, if at all.

Risks Related to Intellectual Property

We may not be able to develop or commercialize our product candidates due to intellectual property rights held by third parties.

Although we aim to launch our biosimilar product candidates in markets where we are not aware of any valid patent protection covering the reference biologic product, or in some cases where the fundamental patent protection for the reference product has expired, if a third party holds a patent to a formulation technology related to our planned formulation of a product candidate, we may not be able to develop or commercialize such product candidates without first obtaining a license to such patent, or waiting for such patent to expire. In addition, in the United States, under certain limited circumstances, patents known as “submarine” patents may issue without the corresponding application being previously published. If such a submarine patent were to issue and cover aspects of any one or more of our product candidates, it is possible that such patents could affect our ability to commercialize the affected product candidate(s). Our business will be harmed if we are unable to use the optimal formulation of our product candidates, which may occur because the formulations or methods of use are covered by one or more third-party patents, and a license to such patents is unavailable or is only available on terms that are unacceptable. In the case of our biosimilar product candidates, this may prevent us from establishing the equivalence to the reference biologic product required to gain regulatory approval for sale of such biosimilar product within a time frame that would make the commercialization of the affected biosimilar product candidate commercially viable.

We may not have identified all the relevant patents covering our product candidates, or the scope or term of identified patents may differ from our assessment, which may affect our ability to commercialize our product candidates.

Although we have conducted searches in commercially available patent databases directed to patents that would cover reference products in our pipeline, we may not have identified all of the relevant patents. Patent filings can be complicated and involve many progeny cases in different jurisdictions around the world. Patents and patent applications are published weekly and if the databases that we use are not up to date when the search is conducted then we may not identify relevant patents that may cover our product patents. If we fail to identify relevant patent filings in the jurisdictions in which we plan to commercialize, or if we incorrectly interpret the claims or scope of coverage afforded by any patent identified in our searches in any jurisdiction, such that our product candidates in fact infringe such patents, then our ability to commercialize our products in the applicable countries could be prevented or delayed. Further, the patents covering the reference products may be subject to adjustments or extensions under applicable law that may prolong the life of such patents. While we strive to avoid litigation by launching our product candidates in markets where the reference product is no longer subject to patent protection, if we incorrectly assess the applicable term of the patent, or if such term is extended in any jurisdiction via an appeal or otherwise, our ability to commercialize in that such jurisdiction could be adversely affected.

If we are unable to protect the confidentiality of our trade secrets, the value of our technology could be materially adversely affected and our business would be harmed.

We do not currently have any patent filings with any patent offices in the world. We rely solely on trade secret protection and confidentiality agreements to protect proprietary know-how that may not be patentable, processes for which patents may be difficult to obtain or enforce and any other elements of our product development processes that involve proprietary know-how, information or technology that is not covered by patents. This includes our rights in our proprietary SCALE technology, which is critical to the success of our In Market, For Market strategy for commercialization of our product candidates in emerging markets.

As part of our efforts to protect our trade secrets and other confidential information, we require our employees, consultants, collaborators and advisors to execute confidentiality agreements upon the commencement of their relationships with us, and we include equivalent provisions in all of our material collaboration and license agreements. These agreements require that all confidential information developed by the individual or made known to the individual by us during the course of the individual’s relationship with us be kept confidential and not be disclosed to third parties. These agreements, however, may not provide us with adequate protection against improper use or disclosure of confidential information, and these agreements may be breached. Adequate remedies may not exist in the event of unauthorized use or disclosure of our confidential information. A breach of confidentiality could significantly affect our competitive position. In addition, in some situations, these agreements may conflict with, or be subject to, the rights of third parties with whom our employees, consultants, collaborators or advisors have previous employment or consulting relationships. To the extent that our employees, consultants or contractors use any intellectual property owned by others in their work for us, disputes may arise as to the rights in any related or resulting know-how and inventions. Also, third parties, including our competitors, may independently develop substantially equivalent proprietary information and technologies or otherwise lawfully gain access to our trade secrets and other confidential information. In such a case, we would have no right to prevent such third parties from using such proprietary information or technologies to compete with us, which could harm our competitive position.

In addition, where we enter into In Market, For Market collaborations to develop and commercialize our product candidates in emerging markets, these collaborations are expected to involve the establishment in such countries of independent manufacturing capacity for the applicable product candidates. Establishing such manufacturing capacity is expected to involve certain technology transfer by us to our strategic partners, and the provision by us of technical assistance in connection with such transfer. If our agreements with our collaborators are terminated, although these agreements provide that our former partners have no further rights in the transferred technology, such third parties could use the technology and know-how they received from us to continue to develop and commercialize the applicable products, in breach of our agreements with them, and which would materially impact our revenues from commercialization of our product candidates. In such case, it may be necessary for us to become involved in litigation or arbitration to retain and defend our rights in such technology, and to prevent such commercialization. Any such proceedings, which would be likely to be conducted in a country outside the United States would be costly and time consuming, and would divert significant management time and resources, with no guarantee of a successful outcome.

We may not be able to protect against third-party copying of our product candidates.

As noted above, we currently rely upon trade secrets to protect our product candidates. Our product candidates utilize the same formulations and ingredients as others used in the marketplace and, as such, may not be eligible for any patent protection. In addition, there may be third-party patents and patent applications directed to formulations, processes of manufacture or other processes that could cover our product candidates.

Litigation or third-party claims of intellectual property infringement could require substantial time and money to resolve. Unfavorable outcomes in these proceedings could limit our activities.

We may need to resort to litigation to enforce or defend our intellectual property rights, including any misappropriation of our trade secrets or know how. We cannot guarantee that our product candidates will be free of claims by third parties alleging that we have infringed their intellectual property rights. Third parties may assert that we are employing their proprietary technologies without authorization and they may resort to litigation to attempt to enforce their rights. Third parties may have or obtain patents in the future and claim that the use of our technology or any of our product candidates infringes their patents. We may not be able to develop or commercialize product candidates because of patent protection others have. Our business will be harmed if we cannot obtain a necessary or desirable license, can obtain such a license only on terms we consider to be unattractive or unacceptable, or if we are unable to redesign our product candidates or processes to avoid actual or potential patent or other intellectual property infringement.

Our efforts to obtain, protect and defend our intellectual property rights, whether we are successful or not, may require us to incur substantial costs, including the diversion of management and technical personnel. An unfavorable ruling in intellectual property litigation could subject us to significant liabilities to third parties, require us to cease developing, manufacturing or selling the affected products or using the affected processes, require us to license the disputed rights from third parties, or result in awards of substantial damages against us. In addition, intellectual property litigation, whether we are successful or not, can be very expensive and may require us to incur substantial costs, including the diversion of management and technical personnel. During the course of any litigation, there may be public announcements of the results of hearings, motions, and other interim proceedings or developments in the litigation. If securities analysts or investors regard these announcements as negative, the market price of our common stock may decline. General proclamations or statements by key public figures may also have a negative impact on the perceived value of our intellectual property.

There can be no assurance that we would prevail in any intellectual property infringement action, will be able to obtain a license to any third-party intellectual property on commercially reasonable terms, successfully develop non-infringing alternatives on a timely basis, or license non-infringing alternatives, if any exist, on commercially reasonable terms. Any significant intellectual property impediment to our ability to develop and commercialize our products could seriously harm our business and prospects.

Risks Related to an Investment in Our Common Stock

Our management and independent auditors have identified material weaknesses in our internal controls, and we may be unable to develop, implement and maintain appropriate controls in future periods, which may lead to errors or omissions in our financial statements.

In connection with the preparation of certain of our 2014 interim financial statements, our management team and independent registered public accounting firm identified certain weaknesses in our internal controls that were considered to be a material weakness. Specifically, our independent auditors identified errors in the draft financial statements of Private Epirus for the three and six-month periods ending June 30, 2014 that, in the aggregate, represented a material weakness in our financial statement close process. This material weakness has not been fully remediated. Prior to the complete remediation of this material weakness, there remains risk that the transitional controls on which we currently rely will fail to be sufficiently effective, which could result in a material misstatement of our financial position or results of operations and require a restatement of our financial statements.

We are currently designing and implementing new procedures and controls intended to address the material weakness described above over the financial statement close process. While this design and implementation phase is underway, we are relying significantly on outside accounting professionals until permanent employees can be hired to fill these roles and on manual procedures to assist us with meeting the objectives otherwise fulfilled by an effective control environment. The implementation of new procedures and controls could be costly and distract management from other activities.

We note that a system of procedures and controls, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. Because of the inherent limitations in all systems of procedures and controls, no evaluation can provide absolute assurance that all control issues, including instances of fraud, if any, have been detected. These inherent limitations include the realities that judgments in decision-making can be faulty, and breakdowns can occur because of simple error or mistake. Additionally, procedures and controls can be circumvented by the individual acts of some persons, by collusion of two or more people, or by management override. The design of any system of procedures and controls also is based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions. Over time, our systems of procedures and controls, as we further develop and enhance them, may become inadequate because of changes in conditions, or the degree of compliance with the policies or procedures may deteriorate. Because of the inherent limitations in a cost-effective system of procedures and controls, misstatements due to error or fraud may occur and not be detected and could be material and require a restatement of our financial statements.

If we are unable to establish appropriate internal controls, we may not have adequate, accurate or timely financial information, and we may be unable to meet our reporting obligations or comply with the requirements of the SEC or the Sarbanes-Oxley Act of 2002, which could result in the imposition of sanctions, including the inability of registered broker dealers to make a market in our common shares, or investigation by regulatory authorities. Any such action or other negative results caused by our inability to meet our reporting requirements or comply with legal and regulatory requirements or by disclosure of an accounting, reporting or control issue could adversely affect the trading price of our securities. Further and continued determinations that there are significant deficiencies or material weaknesses in the effectiveness of our internal controls could also reduce our ability to obtain financing or could increase the cost of any financing we obtain and require additional expenditures to comply with applicable requirements.

Our failure to meet the continued listing requirements of The NASDAQ Capital Market could result in a delisting of our common stock.

In connection with the Merger, we effected a reverse split of our common stock to enable us to comply with The NASDAQ Capital Market’s minimum bid price listing requirement. Notwithstanding the reverse stock split and compliance with The NASDAQ Capital Market’s minimum bid price listing requirement, we may not be able to maintain a price per share of our common stock in excess of $1.00 per share or the additional criteria for continued listing of our common stock set forth by The NASDAQ Capital Market. The occurrence of any future non-compliance with The NASDAQ Capital Market’s minimum bid price or other listing requirements may have a material adverse effect on our stock price, our business and our prospects.

Epirus’ stock price is expected to continue to be volatile and you may not be able to resell your shares in Public Epirus.

We cannot assure you that an active trading market for shares of Epirus will continue to develop or be sustained. If an active market for our common stock does not continue to develop, or is not sustained, it may be difficult to sell shares without depressing the market price for the shares or to sell your shares at all.

The market price for our common stock has been volatile, and market prices for securities of companies comparable to us have been highly volatile. In addition, the stock market as a whole and biotechnology and other life science stocks in particular have experienced significant recent price volatility. Like our common stock, these stocks have experienced significant price and volume fluctuations for reasons unrelated to the operating performance of the individual companies. Factors giving rise to this volatility may include:

•                  regulatory developments in both the United States and abroad;

•                  developments concerning proprietary rights, including patents and litigation matters;

•                  disclosure of new collaborations or other strategic transactions;

•                  public concern about the safety or efficacy of our product candidates or technology, their components, or related technology or new technologies generally;

•                  public announcements by our competitors or others regarding new products or new product candidates; and

•                  general market conditions and comments by securities analysts and investors; and

•                  developments relating to our key partners, including our existing dispute with RLS.

In the past, securities class action litigation has often been brought against companies that experience volatility in the market price of their securities. Whether or not meritorious, litigation brought against us could result in substantial costs and a diversion of management’s attention and resources, which could adversely affect our business, operating results and financial condition.

Fluctuations in our operating losses could adversely affect the price of our common stock.

Our operating losses may fluctuate significantly on a quarterly basis. Some of the factors that may cause our operating losses to fluctuate on a period-to-period basis include the status of our clinical and pre-clinical development programs, level of expenses incurred in connection with our clinical and pre-clinical development programs, restructuring costs, implementation or termination of collaboration, licensing, manufacturing or other material agreements with third parties, non-recurring revenue or expenses under any such agreement, and compliance with regulatory requirements. Period-to-period comparisons of our historical and future financial results may not be meaningful, and investors should not rely on them as an indication of future performance. Our fluctuating losses may fail to meet the expectations of securities analysts or investors. Our failure to meet these expectations may cause the price of our common stock to decline.

Ownership of our common stock is highly concentrated.

As a result of the consummation of the merger, certain stockholders have beneficial ownership of significant blocks of our outstanding common stock. Immediately prior to the offering, investment funds affiliated with 5AM Ventures III, L.P., Montreux Equity Partners IV, L.P., TPG Biotechnology Partners III, L.P. and Livzon MabPharm Inc. owned or controlled approximately 17.3%, 17.2%, 17.2% and 12.1% of our outstanding shares of common stock. In addition, three of our directors, Scott Rocklage, Geoffrey Duyk and Daotian Fu are affiliated with 5AM Ventures III, L.P., TPG

Biotechnology Partners III, L.P. and Livzon MabPharm Inc., respectively. Such stockholders, acting individually or as a group, have substantial influence over the outcome of a corporate action requiring stockholder approval, including the election of directors, any approval of a change of control, merger, consolidation or sale of all or substantially all of our assets or any other significant corporate transaction, even if the outcome sought by such stockholders is not in the interest of our other stockholders. In addition, the significant concentration of stock ownership may result in a lack of liquidity of our common stock or a perception among investors that conflicts of interest may exist or arise, which may adversely affect the value of our common stock.

Anti-takeover provisions in our charter documents and provisions of Delaware law may make an acquisition more difficult and could result in the entrenchment of management.

We are incorporated in Delaware. Anti-takeover provisions of Delaware law and our charter documents may make a change in control or efforts to remove management more difficult. Also, under Delaware law, our board of directors may adopt additional anti-takeover measures. The existence of the following provisions of Delaware law and our sixth amended and restated charter, as amended, or our amended and restated bylaws could limit the price that investors might be willing to pay in the future for shares of our common stock.

Our charter authorizes our board of directors to issue up to 5,000,000 shares of preferred stock and to determine the terms of those shares of stock without any further action by our stockholders. If the board of directors exercises this power to issue preferred stock, it could be more difficult for a third party to acquire a majority of our outstanding voting stock and vote the stock they acquire to remove management or directors.

Our charter also provides staggered terms for the members of our board of directors. Under Section 141 of the General Corporation Law of the State of Delaware, or the DGCL, and our charter, our directors may be removed by stockholders only for cause and only by vote of the holders of 75% of voting shares then outstanding. These provisions may prevent stockholders from replacing the entire board in a single proxy contest, making it more difficult for a third party to acquire control without the consent of our board of directors. These provisions could also delay the removal of management by the board of directors with or without cause. In addition our amended and restated bylaws limit the ability our stockholders to call annual meetings of stockholders.

Our equity incentive plans generally permit our board of directors to provide for acceleration of vesting of options granted under these plans in the event of certain transactions that result in a change of control. If our board of directors uses its authority to accelerate vesting of options, this action could make an acquisition more costly, and it could prevent an acquisition from going forward.

Under Section 203 of the DGCL, a corporation may not engage in a business combination with any holder of 15% or more of its capital stock until the holder has held the stock for three years unless, among other possibilities, the board of directors approves the transaction in advance. These provisions may have the effect of entrenching our management team and may deprive you of the opportunity to sell your shares to potential acquirers at a premium over prevailing prices. The potential inability to obtain a control premium could reduce the price of our common stock.